SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 24, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-29657	33-0727323
(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Item 4.01. Change in Registrant's Certifying Accountants.

(i)   By resolution adopted on January 24, 2006, the board of directors of Silver Dragon Resources Inc. elected to change independent Accountants. The independent accounting firm of Moore Stephens Cooper Molyneux LLP notified the Registrant on January 24, 2006 that they were terminating their registration with the Public Company Accounting Oversight Board and therefore, were resigning as the Registrant's accountants.

(ii)  The independent auditors report on the consolidated financial statements for the two years ended December 31, 2003 and December 31, 2004, and the subsequent periods preceding December 31, 2005 contained no adverse opinion, no disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that each report issued by Moore Stephens Cooper Molyneux LLP for the years ended December 31, 2004 and 2003, and the interim periods ended March 31, 2005, June 30, 2005 and September 30, 2005 respectively raised substantial doubt about the Company's ability to continue as a going concern.

(iii)  The decision to change accountants was approved by the Registrants board of directors.

(iv) In connection with the audits of the Company's consolidated financial statements for each of the two years ended December 31 2003 and December 31, 2004, and during any subsequent interim periods preceding December 31, 2005, as well as the period up to and including January 24, 2006, there have been no disagreements with Moore Stephens Cooper Molyneux LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of Moore Stephens Cooper Molyneux LLP would have caused Moore Stephens Cooper Molyneux LLP to make reference to the subject matter of the disagreements in connection with their reports.

Engagement of new independent accountants.

(i)   On January 24, 2006, the Registrant's board of directors engaged SF Partnership LLP, 4950 Yonge Street, Suite 400 Toronto, Ontario, M2N 6K1 as its new independent auditors (the "new" accounting firm) to audit the Registrant's financial statements. The Registrant, during the two most recent fiscal years and the subsequent interim periods prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-B items 304 (a) (2) (i) or (ii).

EXHIBITS

i)      Letter from Moore Stephens Cooper Molyneux LLP dated January 24, 2006.
ii)     Letter from Moore Stephen Cooper Molyneux LLP dated January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: January 27, 2006	/s/ Marc Hazout
By: Marc Hazout, President and CEO